                                                                EXHIBIT 23(a)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-34561, 333-34587, 333-34589, 333-34591, 333-34593, 333-34683, 333-35689,
333-47911, 333-51081, 333-74463, 333-74465, 333-32112, and 333-39972 on Form
S-8 and Registration Statement Nos. 333-75812, 333-89818, and 333-99705 on Form S-3 of our reports dated March 8, 2005, relating to the financial statements and financial statement schedule of Solutia Inc. (which expresses an unqualified opinion and includes explanatory paragraphs referring to Solutia Inc.'s filing for reorganization under Chapter 11 of the United States Bankruptcy Code, substantial doubt about Solutia Inc.'s ability to continue as a going concern and changes in accounting principles) and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Solutia Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
St. Louis, Missouri
March 8, 2005